EX.99-77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund:  Goldman Sachs Financial Square Tax-Free Money Market Fund

Name of Underwriter Purchased From:  Citigroup

Names of Underwriting Syndicate Members: GS&Co, BOA Securities, Citigroup, Merril Lynch & Co, Edward D. Jones, Fiedlity Capital Markets, JPMorgan, Morgan Stanley, Ramirez & Co., Siefert Brandford Shank, Stifel Nicolaus

Name of Issuer: State of Michigan Full Faith Credit General Obligation NOtes FY 2009, Series A

Title of Security:  State of Michigan Full Faith Credit General Obligation NOtes
 FY 2009, Series A

Date of First Offering:  11/13/2008

Dollar Amount Purchased:  $131,067,300

Number of Shares Purchased: 130,000

Price Per Unit:  100.821

Resolution Approved:  Approved at the February 7, 2009 Board Meeting.



Name of Fund:  Goldman Sachs ILA Tax Exempt Diversified Fund

Name of Underwriter Purchased From:  Citigroup


Names of Underwriting Syndicate Members: GS&Co, BOA Securities, Citigroup, Merril Lynch & Co, Edward D. Jones, Fiedlity Capital Markets, JPMorgan, Morgan
 Stanley, Ramirez & Co., Siefert Brandford Shank, Stifel Nicolaus


Name of Issuer: State of Michigan Full Faith Credit General Obligation NOtes FY
 2009, Series A

Title of Security:  State of Michigan Full Faith Credit General Obligation NOtes
 FY 2009, Series A

Date of First Offering:  11/13/2008

Dollar Amount Purchased:  $20,164,200

Number of Shares Purchased: 20,000

Price Per Unit:  100.821

Resolution Approved:  Approved at the February 7, 2009 Board Meeting.


Name of Fund:  Goldman Sachs Financial Square Tax Free

Name of Underwriter Purchased From:  Citigroup

Names of Underwriting Syndicate Members: GS&Co, BOA Securities, Citigroup, Merril Lynch & Co, Edward D. Jones, Fiedlity Capital Markets, JPMorgan, Morgan Stanley, Ramirez & Co., Siefert Brandford Shank, Stifel Nicolaus


Name of Issuer: State of Michigan Full Faith Credit General Obligation NOtes FY 2009, Series A

Title of Security: State of Michigan Full Faith Credit General Obligation NOtes FY 2009, Series A

Date of First Offering:  12/17/2008

Dollar Amount Purchased:  $50,523,500

Number of Shares Purchased: 50,000

Price Per Unit:  101.047

Resolution Approved:  Approved at the February 7, 2009 Board Meeting.


Name of Fund:  Goldman Sachs ILA Tax Exempt Diversified

Name of Underwriter Purchased From:  Citigroup


Names of Underwriting Syndicate Members: GS&Co, BOA Securities, Citigroup, Merril Lynch & Co, Edward D. Jones, Fiedlity Capital Markets, JPMorgan, Morgan Stanley, Ramirez & Co., Siefert Brandford Shank, Stifel Nicolaus

Name of Issuer: State of Michigan Full Faith Credit General Obligation NOtes FY 2009, Series A

Title of Security: State of Michigan Full Faith Credit General Obligation NOtes FY 2009, Series A

Date of First Offering:  12/17/2008

Dollar Amount Purchased:  $50,523,500

Number of Shares Purchased: 50,000

Price Per Unit:  101.047

Resolution Approved:  Approved at the February 7, 2009 Board Meeting.